Exhibit 10.10

Unit Appreciation Right Agreement

This Unit Appreciation Right Agreement (this “Agreement”) is dated as of                    and is made by and between SSE Holdings, LLC, a Delaware limited liability company (the “Company”), and the grantee whose name appears on the signature page to this Agreement (the “Grantee”).  Capitalized terms used herein and not defined shall have the meaning ascribed to such terms in the SSE Holdings, LLC Unit Appreciation Rights Plan (the “Plan”).

Witnesseth:

Whereas, the Board has adopted the Plan to motivate Employees by providing them with performance-related incentives;

Whereas, the Committee has approved the grant of a Unit Appreciation Right to the Grantee; and

Whereas, the Grantee and the Company desire to enter into an agreement to evidence and confirm the grant of such Unit Appreciation Right on the terms and conditions set forth herein and in the Plan.

Now, therefore, to evidence the Unit Appreciation Right so granted, and to set forth the terms and conditions governing such Unit Appreciation Right, the Company and the Grantee hereby agree as follows:

1.                                      Confirmation of Grant; Base Amount; Plan Controls

The Company hereby evidences and confirms its grant to the Grantee, effective as of the date hereof (the “Grant Date”), of a Unit Appreciation Right deemed to cover the number of Units set forth on the signature page hereof.  The Unit Appreciation Right shall have the Base Amount per Unit set forth on the signature page of this Agreement, subject to adjustments as provided in the Plan.  The Unit Appreciation Right granted hereunder is being issued pursuant to and in accordance with the Plan and, as such, is subject in all respects to the Plan, all of the terms of which are made a part of and incorporated into this Agreement.  In the event of any conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.                                      Payment Timing and Requirements

(a)                                 Provided that the Grantee has been continuously employed by the Company or a Subsidiary thereof from the Grant Date through the date of a Qualifying Transaction, upon the occurrence of a Qualifying Transaction, the outstanding Unit Appreciation Right shall be cancelled and shall represent the right to receive, subject to the satisfaction of the payment conditions set forth in this Agreement, an amount equal to the product of (x) the excess, if any, of the Qualifying Transaction Price over the Base Amount and (y) the number of Units deemed subject to the Unit Appreciation Right (the “UAR Payment”); provided, however, that if the Base Amount equals or exceeds the Qualifying Transaction Price, then the Unit Appreciation Right shall be cancelled for no consideration and the Grantee shall have no further rights in respect thereof.

(b)                                 In the case of a Qualifying Transaction that is an IPO, (x) the Grantee shall become entitled to receive the UAR Payment if and only if the Grantee has been continuously employed by the Company or a Subsidiary thereof from the Grant Date through the date of the IPO and (y) to the extent that the requirement set forth in clause (x) has been satisfied, the UAR Payment shall be paid in a lump sum within 10 days after the occurrence of the IPO.

(c)                                  In the case of a Qualifying Transaction that is a Change of Control, (x) the Grantee shall become entitled to receive the applicable portion of the UAR Payment (e.g., the portion payable at the closing of the Change of Control, the portion payable upon the release of escrow amounts and/or the portion payable upon the attainment of earnout targets) if and only if the Grantee has been continuously employed by the Company or a Subsidiary thereof from the Grant Date through the date on which the applicable portion of the UAR Payment is paid to the Grantee and (y) to the extent that the requirement set forth in clause (x) has been satisfied, the UAR Payment shall be paid to the Grantee at the same time, in the same manner, and in the same proportions, as the Change of Control consideration is paid to the Company’s Unit holders (e.g., a portion may be paid at the closing of the Change of Control, a portion may be paid upon the release of escrow funds and/or a portion may be paid upon the payment of any earnouts or similar contingent payments).  Notwithstanding the foregoing, with respect to any portion of a UAR Payment relating to an escrow or holdback, upon or following a Change of Control, the Committee may, in its sole discretion, waive the condition that the Grantee must be employed by the Company or a Subsidiary thereof on the date of payment in order to receive such portion of the UAR Payment.

(d)                                 In all cases, the UAR payment shall be paid to the Grantee in the same proportion of cash, securities or other property received by the Unit holders in connection with such Qualifying Transaction.

3.                                      Termination of the Unit Appreciation Right

(a)                                 Normal Termination Date.  Unless earlier terminated pursuant to Section 3(b), the Unit Appreciation Right shall terminate and be cancelled on the tenth anniversary of the Grant Date with no consideration due the Grantee.

(b)                                 Early Termination.  In the event the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (x) prior to the occurrence of a Qualifying Transaction, then the Unit Appreciation Right shall be immediately forfeited and cancelled, in full, on the date of such termination of employment with no consideration due the Grantee, (y) on or after the occurrence of a Qualifying Transaction that is an IPO, then the Grantee shall continue to remain eligible to receive the UAR Payment relating to such IPO and (z) on or after the occurrence of a Qualifying Transaction that is a Change of Control, then the Grantee shall forfeit his right to receive any portion of the UAR Payment that has not been paid as of the date of such termination, unless the Committee determines otherwise with respect to any escrow or holdback amounts in accordance with Section 2(c) hereof.  Accordingly, for the avoidance of doubt, if a Grantee’s employment terminates for any reason after a Change of Control but prior to the payment to the Unit holders of all or a portion of any earnout consideration, then the Grantee shall not be entitled to receive any UAR Payments attributable to such earnout consideration.  Any portion of a UAR Payment that is forfeited after the occurrence of a Change of Control shall be payable to the Company’s Members and holders of outstanding Unit Appreciation Rights in accordance with the terms of the applicable sale, purchase, merger or similar agreement pursuant to which such Change of Control is consummated.

4.                                      Restrictions on Payment; Non-Transferability of the Unit Appreciation Right

(a)                                 Restrictions on Payment.  Notwithstanding any other provision of this Agreement, payment may not be made in respect of the Unit Appreciation Right, in whole or in part, unless (i) all requisite approvals and consents of any governmental authority of any kind having jurisdiction over the Unit Appreciation Right shall have been secured and (ii) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied.

(b)                                 Restrictions on Transferability.  The Unit Appreciation Right may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

5.                                      Tax Withholding

The Grantee acknowledges and agrees that the Company and each applicable Affiliate thereof shall have the power to withhold, or require the Grantee to remit to the Company or such Affiliate promptly upon notification of the amount due, an amount determined by the Company or such Affiliate, in its discretion, to be sufficient to satisfy all U.S. federal, state and local and non-U.S. tax withholding and employment tax requirements in respect of the Unit Appreciation Right, and the Company may (or may cause such Affiliate to) defer payment of cash or issuance or delivery of any security until such requirements are satisfied.  The Committee may permit or require a Grantee to satisfy such Grantee’s tax withholding obligation hereunder in such other manner, subject to such conditions, as the Committee shall determine.

6.                                      Representations and Warranties of the Company

The Company represents and warrants to the Grantee that (a) the Company has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, and (b) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

7.                                      Grantee Acknowledgement

The Grantee agrees to take or cause to be taken all such actions as may be necessary or reasonably requested by the Committee in order to consummate a Qualifying Transaction and any related transactions, including, without limitation, executing, acknowledging and delivering the underlying agreements therefor and any consents, assignments, waivers and other documents or instruments (including without limitation executing any releases) and otherwise cooperating with the Company and its

Members; and provided further, that if requested by the Committee, the Grantee shall be obligated to become liable in respect of any representations, warranties, covenants, escrows, indemnities or other similar provisions entered into in connection with any such Qualifying Transaction and shall be jointly and severally liable (other than with respect to representations, warranties and covenants relating only to such Grantee), whether by purchase price adjustment, payment reduction, indemnity payments or otherwise, in respect thereof (provided that the aggregate amount of liability for Grantee with respect to his Unit Appreciation Right in respect of any Qualifying Transaction shall not exceed the amount of payments payable to such Grantee in respect thereof and the indemnification provisions (other than with respect to representations, warranties and covenants relating only to the Grantee) in respect thereof shall not allocate liability to the Grantee in a manner that is disproportionate to the liability allocated to other Persons participating in such transaction based on the percentage of total proceeds payable to such Persons in connection therewith).  The provisions of this Section 7 shall in no way apply to a Grantee’s rights, obligations or liabilities as a Member or other equity holder of the Company in respect of a Qualifying Transaction.

8.                                      Miscellaneous

(a)                                 Applicable Law.  This Agreement shall be governed in all respects by, and construed, interpreted and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

(b)                                 Binding Effect; Benefits; Assignability.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee.  This Agreement may be assigned by the Company to an Affiliate or successor thereof, provided that such Affiliate or successor agrees to perform the Company’s obligations hereunder.

(c)                                  Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company; provided, however, that without the Grantee’s consent, the Board may amend (such amendment to have the minimum economic effect necessary, as determined by the Board in its sole discretion) this Agreement in such a manner as it deems necessary or appropriate to avoid having the Unit Appreciation Right become subject to the penalty provisions of section 409A of the Code.

(d)                                 Consent to Electronic Delivery.  By executing this Agreement, the Grantee hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Grantee pursuant to applicable securities laws) regarding the Company and its Affiliates, the Plan and the Unit Appreciation Right via the Company’s web site or other electronic delivery.

(e)                                  Counterparts; Electronic Signature.  This Agreement may be executed in any number of counterparts, each of which is an original, but all of which together constitute but one instrument.  The parties hereto agree to accept a signed facsimile copy or “Portable Document Format” of this Agreement as a fully binding original.

(f)                                   Headings.  Except as otherwise indicated, references herein to any “Section” means a “Section” of this Agreement, and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

— Signature page follows —

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

SSE Holdings, LLC

By:
Name: Randy Garutti
Title: Chief Executive Officer

Grantee

Name

Address:

Number of Units deemed subject to the Unit Appreciation Right:

**Base Amount per Unit:     $

**This amount does not entitle recipient to receive the base amount — recipient may receive only the per unit value in excess of the base amount.

[Signature Page to Unit Appreciation Right Agreement]